ASSET  PURCHASE  AGREEMENT
                      --------------------------

     THIS AGREEMENT, made and entered into by and between STOICO RESTAURANT GROUP, INC., d/b/a STOICO FOOD SERVICES, INC., SUB & STUFF, INC. and SPAGHETTI JACK'S, INC. (hereinafter collectively referred to as the "Sellers"), and QUIZNO'S KANSAS LLC, (hereinafter referred to as the "Buyer").

     WHEREAS, the Parties have reached an understanding with respect to the sale by the Sellers and the purchase by the Buyer of certain of the assets of the Sellers.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and Agreements hereinafter contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending legally to be bound, hereby mutually agree as follows:

     1.     SALE OF ASSETS.     The Sellers agree they will sell, transfer and
            ---------------
deliver to the Buyer and the Buyer agrees that it will buy subject to the terms and conditions of this Agreement, for the consideration herein provided, the Sellers' assets, real, personal and mixed as described below. The Assets to be sold by Sellers hereunder shall include all of the assets listed on the attached Exhibit A. With specific reference to the patents, licenses, trademarks, and other proprietary rights described in Exhibit "A" (the "Intellectual Property"), Sellers acknowledge that the transfer of the Intellectual Property to Buyer precludes Sellers from offering or licensing the Intellectual Property or any part thereof to any franchisee or licensee.

     At closing, the Sellers shall transfer, sell, assume and assign, or convey the assets to the Buyer by executing and delivering to the Buyer good and sufficient documents necessary to vest marketable title thereto in the Buyer free and clear of liabilities, obligations, security interests, liens, taxes and encumbrances whatsoever.

     2.          PURCHASE PRICE.   Subject to the terms and conditions of this
                 ---------------
Agreement and in reliance on their representation and warranties of the Sellers, along with the approval of the Bankruptcy Court and the Bankruptcy Court's granting of clear titles free of all encumbrances, Buyer shall purchase the assets to be conveyed hereunder and in full consideration therefore, shall pay a total purchase price of Five Hundred Thousand
($500,000)  for  all  the  assets.


     3.         CLOSING AND PAYMENT OF PURCHASE PRICE.     The closing of this
                -------------------------------------
transaction shall be held and the closing date shall be as may be mutually agreed by the Parties. The Buyer's obligations to close hereunder are expressly contingent upon the contingencies herein stated and the accuracy of the representations and warranties of the Sellers contained herein. Upon receipt of such instruments of transfer, so long as Sellers have timely performed each and every obligation, covenant, representation or warranty contained herein, along with receipt of the approval of the Bankruptcy Court and the Bankruptcy Court's granting of clear titles free of all encumbrances, in exchange thereof, the Buyer agrees and to pay the purchase price of Five Hundred Thousand ($500,000) in cash by certified or cashier's check on the closing date for all of the assets described above. From time to time, at Buyer's request, the Sellers will execute and deliver such further instruments of conveyance and transfer and take such other action as the Buyer may reasonably require to effectively convey and transfer ownership and possession of the assets purchased hereunder to the Buyer.

     4.         TITLE TO ASSETS.     The Sellers will have good and marketable
                ---------------
title to all of the assets and shall convey said assets to the Buyer free and clear of all liens, interests, taxes and encumbrances of every kind and description, with the approval of the Bankruptcy Court. All leases or other agreements to be assumed and assigned hereunder shall be pursuant to a final, nonappealable order more fully described on Addendum A-I hereto.

     5.          COMPLIANCE WITH LAW.     None of the assets nor the manner in
                 -------------------
which any of said assets is being operated or maintained, nor the sale of the assets to Buyer is in violation of any restrictive covenant, Agreement or provision of any law or ordinance or governmental regulation or zoning regulation or encroached upon property owned by others.

6.          BUYER HAS NO OBLIGATIONS TO EMPLOYEES OF SELLERS.     The Buyer is
            ------------------------------------------------
assuming no liability, nor shall Buyer have any liability as a matter of law, for any past due or accrued obligations relating to Sellers' employees, including, but not limited to wages, vacation, sick leave, pensions, retirement plans, or withholding taxes. Buyer shall have the right, but not the obligation, to employ any or all employees of the Sellers and the Sellers will not directly or indirectly encourage any employees to leave the employee of the Buyer or finance them in connection with any enterprise which is in competition with Buyer or the business acquired by it hereunder. Sellers represent and warrant that there are no employee unions operating with any of Sellers' employees at any of Sellers' business locations.

     7.       OTHER CHANGES.     Between the date hereof and the closing date,
              -------------
the assets to be sold by the Sellers hereunder shall not have been materially and adversely affected (whether or not covered by insurance) as a result of casualty, act of God or the public enemy, or any labor dispute or civil disturbance.

     8.      VALIDITY OF DOCUMENTS.     This Agreement and the documents to be
             ---------------------
executed pursuant to this Agreement are, and the other documents herein contemplated when delivered will be valid, binding and enforceable in accordance with their respective terms.

     9.     COMPLETENESS OF REPRESENTATIONS.     No representation or warranty
            -------------------------------
by the Sellers in this Agreement, and no written statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements contained therein not misleading.

     10.     CONTINUATION OF OPERATION.     Sellers will use their best effort
             -------------------------
to cause the Sellers to preserve their business organizations intact and to keep available for Buyer all key employees and to preserve the present relationship with all suppliers and customers and others having business relations with it and to conduct their business only in the ordinary course prior to closing.

     11.          INSURANCE.       The Sellers have carried insurance which is
                  ---------
adequate in character and in amount, with reputable insurers in respect to its properties, assets and business, including public liability insurance, and all such other insurance was then and is now in full force and effect, and shall remain in effect until closing.

     12.        BUYER'S CONTINGENCIES.     The Buyer's obligations pursuant to
                ---------------------
this  Agreement  are  contingent  upon  the  following:

(A)     TITLE TO ASSETS.     Buyer's obligations hereunder are contingent upon
        ---------------
the Sellers conveying to the Buyer title to said assets free and clear of all liens, interests, taxes, debts and encumbrances pursuant to an order of the
Bankruptcy  Court  under  11  U.S.C.      363  and  365.

(B)     SELLERS' PERFORMANCE.     The complete and timely performance by the
        --------------------
Sellers of all of the terms, obligations, representations, warranties and conditions set forth in this Agreement.

(C)     ADJUSTMENTS FOR INVENTORY.     Seller covenants that, on the date of
        -------------------------
closing, current inventory at cost will be not less than $38,454.64. In the event said inventory is less, Seller will grant to Buyer a dollar for dollar credit on the Purchase price in an amount equal to the difference between
$38,454.64 and the value of the current inventory on hand on the date of closing. Buyer shall have 5 business days after closing in which to assess and request the payment of such credit.

(D)     APPROVAL OF SALE BY BANKRUPTCY COURT.     Buyer's obligations under
        ------------------------------------
this Agreement are specifically contingent upon the approval of this sale including assumptions and assignments as specified herein, by an order entered by the Bankruptcy Court in Case No. 98-20602, Case No. 98-20603 and Case No. 98-20601 pursuant to 11 U.S.C. 363(b), (f), and (m). If the Bankruptcy Court fails to issue an order granting the companies leave to convey to Buyer free and clear of all liens and encumbrances all of the Assets, Buyer shall be released from this Agreement with no further obligation. Buyer and Seller agree to make all reasonable good faith effort to secure the entry of such an order. In the event that this condition is not met, neither Buyer nor Sellers shall disclose any proprietary information which either party has obtained from the other, in whole or in part, as a direct or indirect result of their negotiation of or due diligence in connection with this Agreement.

(E) The contents of Addendum I, attached hereto, are incorporated herein by reference as if set out in full.

     13.     GOVERNING LAW.     This Agreement shall be governed by, construed
             -------------
and enforced in accordance with the laws of the State of Kansas. Any suit or action for the enforcement of any obligation under this Agreement shall be instituted and the venue and jurisdiction of such suit shall be proper, in the Bankruptcy Court.

     14.       NO BROKERAGE FEE.     The parties each represent and warrant to
               ----------------
one another that neither of them has employed any broker or real estate agent in connection with the negotiations relating to this Agreement.

     15.          AFFIRMATIVE COVENANTS.     The Sellers covenant, promise and
                  ---------------------
agree that from the date hereof and until the closing date, the Sellers shall:

(A) Continue to operate the businesses of the Sellers diligently; and not take any action, omit to take any action or engage in any transaction other than in acts or transaction in the ordinary course of business;

(B)          Preserve  the  assets;

(C) Cooperate with the Buyer to achieve an orderly transfer of the assets from the Sellers to the Buyer;

(D)     Assist and cooperate in obtaining all necessary permits and approvals;

(E) Fully perform and timely comply with all covenants, promises and Agreements hereunder which are required to be performed or complied with by the Sellers prior to or at the closing date and exert Sellers' best efforts to completely satisfy and fulfill all conditions precedent to Buyer's obligations to close hereunder; including but not limited to the assumption (including cure) and assignment of leases required hereunder.


(F) To take no action which is or would cause a violation of any laws of any government or governmental agencies or would in any way adversely affect any of the assets.

     16.         LIMITED SURVIVAL.     The representations and warranties made
                 ----------------
herein shall survive the execution and closing of this Agreement until one month after closing at which time they shall expire.

     17.       RISK OF LOSS.     All risks of loss or damage to or destruction
               ------------
of the assets, in whole or in part, shall be and remain with the Sellers until the closing date and all transactions contemplated hereby shall have been consummated.

     18.     WAIVER.     No waiver by Buyer of any provision of this Agreement
             ------
shall be deemed a waiver of any other provision of this Agreement or any subsequent breach by Buyer of the same provision.

     19.          LIABILITIES  OF SELLERS.     Buyer is neither purchasing nor
                  -----------------------
assuming any liabilities of Sellers, except as specifically set forth herein. Specifically, Buyer is not liable nor will it become liable in the future, for any liability, debt, tax (property tax, sales tax or withholding tax), accounts payable, surcharges, levies, encumbrances or the like, lawsuits and claims owed, incurred or accrued by Sellers prior to the closing date of this Agreement. In the event Buyer receives food or other inventory as a result of the closing of this Agreement, Buyer shall not assume any trade indebtedness of Seller pertaining thereto. Buyer is not, and shall not be construed as, a "successor" to any Seller in any respect.

     20.          SELLERS'  STOCK.     Buyer is not purchasing any of Sellers'
                  ---------------
stock.

     21.          CONSTRUCTION OF TERMS.     In all cases, the language in all
                  ---------------------
parts of this Agreement shall be construed simply, according to its fair meaning, and not strictly for or against either party, it being agreed that both the parties have participated in the preparation of this Agreement. In addition, counsel being available to both parties, the rule that the document shall be construed most strictly against the drafter, shall not apply to this Agreement.

     22.          TIME IS OF THE ESSENCE.     It is understood and agreed that
                  ----------------------
because of the commitments of the parties, time is of the essence to this Agreement.

     23.          SEVERABILITY.      Wherever possible, each provision of this
                  ------------
Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent to such prohibition or validity without invalidating the remainder of such provisions of this Agreement.

     24.        AUTHORITY.     Sellers and Buyer each represent and warrant to
                ---------
each other that the person or persons executing this Agreement on behalf of such party are duly authorized to sign the respective party to the terms and conditions of this Agreement.

     25.        POSSESSION.     Possession of the assets shall be delivered by
                ----------
Sellers  to  the  Buyer  at  the  closing  date  to  this  transaction.

     26.      ADDITIONAL TERMS.     Additional terms of this Agreement are set
              ----------------
forth  on  Addendum  I,  attached  hereto  and  incorporated  herein.

     27.     COUNTERPARTS.  This Agreement may be executed in counterparts and
             ------------
the  counterpart  signatures  transmitted  by  facsimile.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate this 14th day of August, 1998.

                      "Sellers"

     STOICO  RESTAURANT  GROUP,  INC.


     By:______________________________
      Louis  Stoico,  President

     SUB  &  STUFF,  INC.



     By:______________________________
     Louis  Stoico,  President

     SPAGHETTI  JACK'S,  INC.



     By:______________________________
     Louis  Stoico,  President



September  1,  1998  (9:17AM)
                          "Buyer"


     QUIZNO'S  KANSAS,  L.L.C.

     By:______________________________
          Its  duly  authorized  officer  or  agent



                ADDENDUM TO ASSET PURCHASE AGREEMENT
                ------------------------------------


This addendum I ("Addendum") sets forth additional terms to that certain Asset Purchase Agreement between Stoico Restaurant Group, Inc., d/b/a
Stoico Food Services, Inc., Sub & Stuff, Inc., and Spaghetti Jack's, Inc. (collectively, "Sellers") and Quiznos Kansas LLC ("Buyer") dated the
14th day of August 1998. To the extent any term of this Addendum is found to be inconsistent with any term of the remainder of the Agreement, the term of this Addendum shall prevail.

Paragraph 12(F) Closing Conditioned on Assumptions and Assignments of Designated Leases, and Rejection of Designated Licenses. Norwithstanding any other provision of this Agreement to the contrary, Buyer's obligation to close this transaction shall be conditioned on entry of a final, nonappealable order by the Bankruptcy Court which shall be binding upon all creditors, lessors, and other parties to executory contracts in the Sellers' bankruptcy cases, which order: (i) approves, pursuant to 11 U.S.C. ss365(a), (b), and (f), Sellers' assumption (including cure) and assignment to Buyer of each of the leases listed as a lease to be assumed and assigned on page A-1 of Exhibit A hereto;
(ii) declares that, for each lease being assumed and assigned hereunder, any provision in such lease that restricts Buyer's right to install its own signage and store fixtures in the leasehold is an unenforceable restriction or condition on assignment under 11 U.S.C. ss 365(f). The above described assumptions (including cures) and assignments, shall occur and be completed by closing.

Paragraph 26 Additional Terms

(A)  Order Approving Sale   If Buyer is the successful bidder at the auction
     sale to be held before the Bankruptcy Court on August 12, 1998, Buyer, Sellers, and the Creditors' Committee shall cooperate promptly to prepare and present to the Bankruptcy Court a mutually-agreed form of order approving the sale on the terms set forth in this Agreement, including all assumptions, assignments and rejections required hereunder.

(B)  Video Inventory of Store Contents   If Buyer is the successful bidder at
     the auction sale to be held before the Bankruptcy Court on August 12, 1998, Buyer shall have the right immediately to send its agent(s) into each leasehold location as "To Be Acquired" on Exhibit A hereto for the purpose of conducting a video inventory of the furniture, fixtures, equipment and other property located in such leasehold.


                                                        Approval Initials:

                                                        Sellers:_________

                                                        Buyer:___________



                             EXHIBIT A


                           ASSET SCHEDULES


This Exhibit A was originally provided by Sellers. It has been modified by Buyer as follows:

(i) Page A-1, added by Buyer, indicates in Section I the Sub & Stuff, Inc. leasehold locations which Seller shall assume and assign to Buyer pursuant to the terms of paragraph 12(F) of the Agreement, and indicates in Section II the leasehold locations that Buyer shall not acquire from Seller.

(ii) The remaining pages of Exhibit A (pages A-2 through A-14) have been interlineated to indicate the assets which Buyer is not acquiring under the Agreement, and which therefore shall remain the property of the Sellers.



                            QUIZNO'S KANSAS LLC
                            -------------------


I.   Sub & Stuff Leaseholds to be Assumed and Assigned to Buyer
     ----------------------------------------------------------



           Store No.        Address/Description of Asset
           ---------        ----------------------------

               21           602 N. Tyler, Wichita, Kansas
                3           2792 S. Sencca, Wichita, Kansas
                6           673 E. 47th Street South, Wichita, Kansas
                2           2407 W. 21st., Wichita, Kansas
                4           3300 N. Rock Road, Wichita, Kansas
               22           4100 E. Harry, Ste. 65, Wichita, Kansas
                7           738 N. Waco, Wichita, Kansas
               25           2401 W. Central, El Dorado, Kansas

Included with the foregoing are all trade names, trademarks, service marks and other goodwill of Seller Sub & Stuff, Inc.


II.   Leaseholds Not to be Acquired by Buyer
      --------------------------------------


                   Store No.              Address/Description of Asset
                   ---------              ----------------------------

                      5                   1200 S. Rock Road, Wichita Kansas
                     10                   671 S. Broadway, Salina, Kansas
                     23                   333 E. Central, Wichita, Kansas
                     26                   1321 Summit Street, Ark City, Kansas


                                SECURITY DEPOSITS


n.b. Many deposits have been applied or returned and become a part of debtors' cash flow

                                                   Approximate Current Market
Description of Property         Location            Value (at date of filing)
-----------------------   ---------------------   -----------------------------


Last month prepaid on two Business Systems, Inc.    $426.89
 (2) copiers and one (1)   P.O. Box 824222 W.
 fax machine *             Murdock
                           Wichita, Kansas  67201

Landlord Deposit *        Woodman Accident & Life   $2,200.00
                           Company
                           P.O. Box 82288
                           Lincoln, NE  68501

Last months rent          Herschel Properties       $1,900.00
 prepaid *                 Tulsa, Oklahoma

Security Deposit          Lee & Elizabeth Luinstra  $2,000.00
                           Sub & Stuff #25

Security Deposit          LNS Investments of Kansas $2,704.54
                           Sub & Stuff #2

Last months rent prepaid  Mike Bell                 $1,310.41
                           Bell Properties
                           Sub & Stuff #22

Security Deposit          PAC Investments, L.L.C.   $1,687.00
                           Sub & Stuff #3

Last months rent prepaid  Tyler Properties          $1,800.00
                           Sub & Stuff #21

Security Deposit          Wong Enterprises, Inc.    $1,283.33
                           Sub & Stuff #6

*  Only if, and to the extent, related to an assumed lease or a purchased asset


                                VEHICLES


                                                                Approximate
Description of Property               Location            Current Market Value
-----------------------       -----------------------     ---------------------

Utility trailer                Wichita, Kansas                $0






                             OFFICE EQUIPMENT


                                                                Approximate
Description of Property               Location            Current Market Value
-----------------------     -------------------------     --------------------
Mailing Machine             Stoico Restaurant Group            N/A
                             Corporate Offices

Canon 6030 Copier and       Stoico Restaurant Group            N/A
 Accessories                 Corporate Offices

Canon CN6030 Copier         Stoico Restaurant Group            N/A
                             Corporate Offices

Canon Fax CX700             Stoico Restaurant Group            N/A
                             Corporate Offices

Various Office Equipment    Stoico Restaurant Group           $
                             Corporate Offices





                              MACHINERY AND FIXTURES


Description of Property                        Location
-----------------------              ----------------------------

Various Sub & Stuff Equipment        Accent Moving & Storage
                                      400 N. Poplar Avenue
                                      Tulsa, OK  74012

Equipment in place                   Sub & Stuff #16

Kitchen Equipment, Signage           Sub & Stuff #2, 3, 4, 5, 6, 7
 and Dining Room Furnishings          10, 21, 22, 23, 25 and 26

Various Sub & Stuff Equipment        Underground Vault & Storage
 and Office Supplies                  3333 N. Mead, Wichita, Kansas  67219

Kitchen Equipment, Inside Signs      Spaghetti Jack's #3, 4 and 12
 Outside Signs and Dining Room
 Furnishings






                               INVENTORY


Description of Property                          Location
-----------------------                   ----------------------

Food                                      Sub & Stuff #2, 3, 4, 5, 6,
                                           10, 21, 22, 23, 25 and 26

Food                                      Spaghetti Jack's #3




                              PATENTS/TRADEMARKS

                                                            Approximate
Descripton of Property             Location            Current Market Value
----------------------      --------------------       --------------------

"Sub & Stuff Design"                                        N/A
Registered 4/5/80
Serial No. 1,133,359

"Sub & Stuff"                                               N/A
Registered 10/12/82
Serial No. 1,212,799

"Spaghetti Jack's                                           N/A
 Fast Italian"
 & Design
(Horizontal Box Logo)
Registered 10/27/92
Serial No. 1,728,436

"Spaghetti Jack's                                          N/A
 Fast Italian"
 & Design
(Vertical Box Logo)
Registered 9/1/92
Serial No. 1,712,547

"Spaghetti Jack's"                                        N/A
(Word Mark Only)
Registered 4/28/92
Serial No. 1,684,756

JACK & Figure Design                                      N/A
Registered 8/11/92
Serial No. 1,707,520



